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                                 Exhibit 23.1

                                ARTHUR ANDERSEN

                               September 1, 2000

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports dated:

o February 14, 2000, relating to the consolidated financial statements of BROKAT Aktiengesellschaft as of December 31, 1999, June 30, 1999 and June 30, 1998, and for the six months ended December 31, 1999 and for each of the years in the three year period ended June 30, 1999,

o March 10, 2000 relating to the consolidated financial statements of MeTechnology Aktiengesellschaft as of and for the year ended December 31, 1998 and

o March 10, 2000 relating to the consolidated financial statements of ESD Vermogensverwaltungsgesellschaft mbH as of and for the year ended December 31, 1998 and to all references to our Firm included or made a part of this Registration Statement.

Arthur Andersen
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH


/s/ Andreas Schmidt
Dr. Andreas Schmidt